Registration No. 333-181340

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POS AM to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

California	3523	45-2725352
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

699 Serramonte Blvd. Ste 212

Daly City, CA 94015

(650) 530-0699

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P. Gewerter, Esq. Ltd.

5440 W. Sahara #105

Las Vegas, NV 89146

Ph: (702) 382-1714

Fax: (702) 382-1759

Email: harold@gewerterlaw.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq. Ltd.

5440 W. Sahara #105

Las Vegas, NV 89146

Ph: (702) 382-1714

Fax: (702) 382-1759

Email:harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price(2)	Amount of Registration Fee(3)

Selling Shareholders – Common Stock	19,500,000	$0.02	$390,000	$44.69

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.02 per share.

EXPLANATORY NOTE

This POS AM is filed for the sole purpose of updating the financial statements for the registrant contained in the S-1 and no other information contained in the original effective S-1 has changed.

2

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of  US-DADI Fertilizer Industry International, Inc.

We have audited the accompanying consolidated balance sheets of US-DADI Fertilizer Industry International, Inc. (a development stage company) (the “Company”) as of December 31, 2013 and 2012 , and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2013and 2012  and the period August 11, 2010 (Inception) through December 31 2013.US-DADI Fertilizer Industry International, Inc.’s management.is responsible for these financial statements. Our responsibility is  to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audit the consolidated financial statements referred to above present fairly, in all material respects, the financial position of US-DADI Fertilizer Industry International, Inc. as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012 and the period August 11, 2010 (Inception) through December 31 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, The Company is in the development stage, has not earned revenue, has suffered net losses and has had negative cash flows from operating activities during the year ended December 31, 2013 and the period August 11, 2010 (Inception) through December 31 2013. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

St. Louis Park, MN

April 17, 2014

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.
(A Development Stage Company)
Balance Sheets

	December 31,
	2013	2012
ASSETS
Current assets
Cash	$-	$155
Total current assets	-	155

Total assets	$-	$155

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$4,321	$3,315
Related party loans	36,280	1,341
Total current liabilities	40,601	4,656

Stockholders' deficit
Common stock, no par value; 250,000,000 shares authorized; 54,365,000 and 54,521,000 issued and outstanding as of December 31, 2013 and 2012, respectively	81,547	81,781
Deficit accumulated during development stage	(122,148)	(86,282)
Total stockholders' deficit	(40,601)	(4,501)

Total liabilities and stockholders' deficit	$-	$155

See accompanying notes to financial statements.

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.
(A Development Stage Company)
Statements of Operations
			Period from August 11,
	Year ended December 31,		2010 (Inception) to December 31, 2013
	2013	2012
Revenue	$-	$-	$-

Operating expenses
General and administrative	35,066	20,324	100,416
Total operating expenses	35,066	20,324	100,416

Loss from operations	(35,066)	(20,324)	(100,416)

Other expense
Interest expense	-	50	100
Total other expense	-	(50)	(100)

Income tax	(800)	(800)	(2,400)

Net loss	$(35,866)	$(21,174)	$(102,916)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	54,392,279	54,456,929

See accompanying notes to financial statements.

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.
(A Development Stage Company)
Statement of Stockholders’ Equity

	Common Stock		Accumulated Deficit	Total
	Shares	Amount
Balance, August 11, 2010 (Inception)	-	$-	$-	$-
Net loss for the period	-	-	(336)	(336)
Balance, December 31, 2010	-	-	(336)	(336)

Common stock issued for cash	55,000,000	82,500	-	82,500
Dividend			(19,232)	(19,232)
Net loss for the period	-	-	(45,540)	(45,540)
Balance, December 31, 2011	55,000,000	82,500	(65,108)	17,392

Common stock issued for cash	-	-	-	-
Shares cancelled	(479,000)	(719)	-	(719)
Net loss for the period	-	-	(21,174)	(21,174)
Balance, December 31, 2012	54,521,000	81,781	(86,282)	(4,501)

Shares cancelled	(156,000)	(234)		(234)
Net loss for the period	-	-	(35,866)	(35,866)
Balance, December 31, 2013	54,365,000	$81,547	$(122,148)	$(40,601)

See accompanying notes to financial statements.

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.
(A Development Stage Company)
Statements of Cash Flows
			Period from August 11,
	Year ended December 31,		2010 (Inception) to December 31, 2013
	2013	2012
Cash flows from operating activities
Net loss	$(35,866)	$(21,174)	$(102,916)
Changes in operating liabilities:
Accounts payable	1,006	2,365	4,320
Net cash (used in) operating activities	(34,860)	(18,809)	(98,596)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from related party loans	34,939	1,341	36,281
Dividend	-	-	(19,232)
Cancellation of common shares	(234)	(719)	(953)
Proceeds from sale of stock	-	-	82,500
Net cash provided by financing activities	34,705	622	98,596

Net change in cash	(155)	(18,187)	-
Cash at beginning of period	155	18,342	-
Cash at end of period	$-	$155	$-

Supplemental cash flow information
Cash paid for interest	$-	$-	$100
Cash paid for income taxes	$-	$-	$1,600

See accompanying notes to financial statements.

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of US-DADI Fertilizer Industry International, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development Stage Enterprises.”

Organization, Nature of Business and Trade Name

The Company was incorporated in the State of California on August 11, 2010. The Company is a development stage company and it is a fertilizer-related products and equipment exporter.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized two hundred and fifty million (250,000,000) shares of common stock with no par value. Currently, there were 54,365,000 and 54,521,000 shares issued and outstanding as of December 31, 2013 and 2012.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.

 (A Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 2013 or 2012 applicable under FASB ASC 740.  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.   All tax returns for the Company remain open.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	39%
Effect on operating losses	(39%)
-

Changes in the net deferred tax assets consist of the following:

	2013	2012
Net operating loss carry forward	$35,866	$21,174
Valuation allowance	(35,866)	(21,174)
Net deferred tax asset	$--	$-

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012

NOTE 3 – INCOME TAXES

A reconciliation of income taxes computed at the statutory rate is as follows:

	2013	2012
Tax at statutory rate (39%)	$13,988	$8,258
Increase in valuation allowance	(13,988)	(8,258)
Net deferred tax asset	$--	$-

The net federal operating loss carry forward will expire in 2030.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4 – COMMON STOCK

During the year ended December 31, 2011, 55,000,000 shares of common stock were issued to various shareholders at $.0015 per share for total cash proceeds of $82,500.

During the year ended December 31, 2012, 479,000 shares of common stock were cancelled by various shareholders at $0.0015 per share with total cash returns of $719.

During the year ended December 31, 2013 156,000 shares of common stock were cancelled by a shareholder at $0.0015 per share with total cash returns of $234

There were 54,365,000 and 54,521,000 shares issued and outstanding at December 31, 2013 and 2012.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

The Company received advances from related parties totaling $34,939 and $1,341 during the years ended December 31, 2013 and 2012. The advances from related parties are due on demand with no interest incurred.

NOTE 6 – JOINT VENTURE FOR POTENTIAL PROJECTS

The Company entered a joint venture agreement with an unrelated foreign company on October 31, 2010. The agreement confirms their mutual intent to identify and work for certain projects together in the next 20 years. The joint venture will be officially started once the Company has raised enough capital and a lucrative business opportunity is identified.  In according with ASC810-10-15-14, “Variable Interest Entity” or VIE, in order to qualify as a VIE, the entity should have one or more than one party meets the economic criterion of a primary beneficiary, but only one party will have power.  A reporting entity does not have to exercise its power to have power. Rather, the focus is on who has the ability to direct the activities that most significantly impact the economic if so that entity needs to perform the consolidation.  As stated above, the Company entered a JV agreement with the other party; however, the agreement has not been started as of the filing date because there is not enough capital being raised and the business has not been identified yet.  If the agreement started, the Company will consider which party has the power and has the ability to direct the activities that most significantly impact the economic and the Company will consider who needs to be performed the consolidation on its book.

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2013 and 2012

NOTE 7 – RESTATEMENT

We are restating our audited financial statements for the years ended December 31, 2012 and 2011, to correct the accounting for deemed dividends issued to certain shareholders during the year ended December 31, 2011.  Specifically, deemed dividends issued to certain shareholders were incorrectly recorded as operating expenses during the year ended 2011 and accordingly incorrectly classified within net loss in the Statement of Stockholder’s Equity as of December 31, 2011.  In addition, the ‘From Inception on August 10, 2010 to December 31, 2012’ Statement of Operations included in the financial statements for the year ended December 31, 2012 also had these amounts classified as operating expenses.

These errors were detected during the course of the re-audit of our December 31, 2012 financial statements.  Our independent auditors, KLJ & Associates, LLP, requested that we review various cash disbursements made to shareholders in 2011 to discern whether they were valid and supported business expenses or rather had characteristics more aligned with the return of shareholder capital (deemed dividend). Upon performance of this review, management determined that certain of these transactions originally recorded as expense should have been recorded as deemed dividends.

There was no impact to earnings per share for the periods restated.

The following is a summary of the effects of these changes on the Company’s Statement of Changes in Stockholder’s Equity for the year ended December 31, 2011 and Statements of Operations and Statements of Cash Flows for the year ended December 31, 2011, the period From the Inception on August 11, 2010 to December 31, 2011, and the period From the Inception on August 11, 2010 to December 31, 2011. (Note – this restatement did not impact the balance sheet for any year previously presented).

The following two tables are a summary of the effects of these changes on the Company’s quarterly Statements of Operations and Statements of Cash Flows, respectively, for the periods from inception on August 11, 2010 to the quarters then ended, 2013:

	As Previously Reported	Adjustments	As Restated
Statement of Operations

For the Year Ended December 31, 2011
General and administrative	$63,922	$(19,232)	$44,690
Total operating expenses	(63,922)	19,232	(44,690)
Net loss	(64,772)	19,232	(45,540)

From the Inception on August 11, 2010 to December 31, 2011
General and administrative	$64,158	$(19,232)	$44,926
Total operating expenses	(64,158)	19,232	(44,926)
Net Loss	(65,108)	19,232	(45,876)

From the Inception on August 11, 2010 to December 31, 2012
General and administrative	$84,582	$(19,232)	$65,350
Total operating expenses	(84,582)	19,232	(65,350)
Net Loss	(86,282)	19,232	(67,050)

Statement of Stockholders’ Equity – (Accumulated Deficit Column)

Net loss for year ended December 31, 2011	$(64,772)	$19,232	$(45,540)
Deemed distribution	-	(19,232)	(19,232)

Statement of Cash Flows

For the Year Ended December 31, 2011
Net loss	$(64,772)	$19,232	$(45,540)
Net cash used in operating activities	(64,158)	19,232	(44,926)

Dividends paid	$-	$(19,232)	$(19,232)
Net cash provided by financial activities	82,164	(19,232)	62,932

From the Inception on August 11, 2010 to December 31, 2011

Net loss	$(64,158)	$19,232	$(44,926)
Net cash used in operating activities	(64,158)	19,232	(44,926)

Dividends paid	$-	$(19,232)	$(19,232)
Net cash provided by financing activities	83,122	(19,232)	63,890

From the Inception on August 11, 2010 to December 31, 2012

Net loss	$(86,282)	$19,232	$(67,050)
Net cash used in operating activities	(82,967)	19,232	(63,735)

Dividends paid	$-	$(19,232)	$(19,232)
Net cash provided by financing activities	83,122	(19,232)	63,890

	First Quarter	Second Quarter	Third Quarter
Statement of Operations
2013 Restated
General and administrative	$69,162	$78,955	$91,192
Total operating expenses	69,162	78,955	91,192
Loss from operations	(69,162)	(78,955)	(91,192)
Income before income taxes	(69,162)	(79,055)	(91,293)
Net loss	(70,962)	(80,655)	(92,892)

Statement of Cash Flows
2013 Restated
Net loss	$(70,962)	$(80,655)	$(92,892)
Net cash used in operating activities	(69,048)	(78,701)	(89,996)

Dividends paid	$(19,232)	$(19,232)	$(19,232)
Net cash provided by financing activities	69,048	78,701	89,996

NOTE 8 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2013 through the date of this filing. No additional disclosure required.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$45
Legal Fees and Expenses*	10,000
Accounting Fees*	10,000
Miscellaneous*	200
Total	$20,245

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Pursuant to our bylaws, the liability of our officers and directors for monetary damage shall be eliminated to the fullest extent permissible pursuant to California law.

Pursuant to Section 317 of the California Corporations Code, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order.

Item 15. Recent Sales of Unregistered Securities

During 2011, 55,000,000 shares of common stock were issued to various shareholders at $.0015 per share for the total amount of $82,500. The company’s president, Haitao Liu owns 64.5% of total shares, and the president is the only related party with 5% or more interests. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets. All shares were sold under Regulation D or Regulation S, involved no solicitation and all investors were in possession of all material information regarding the Company.

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of US-Dadi Fertilizer Industry International, Inc. dated August 11, 2010*
3.2	Bylaws dated August 11, 2010*
3.3	Amended Bylaws dated September 17, 2012*
5.1	Opinion of Harold P. Gewerter, Esq.
23.1	Consent of KLJ & Associates
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).
24.1	Power of Attorney (included on signature page)

99.2	Sino-US Enterprises Joint-Venture Cooperation Project Contract—Translation*
99.3	Sino-US Enterprises Joint-Venture Cooperation Project Contract—Chinese*

Previously filed.

II-1

Item 17. Undertakings

The undersigned hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

(iii)

The portion of any free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant,

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration stateent to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Daly, CA on March 26, 2014.

US-Dadi Fertilizer Industry International, Inc.

By: /s/ Haitao Liu

HAITAO LIU, President, CEO

Chairman of the Board, Principal Executive Officer

By: /s/ Shuxia Wang

SHUXIA WANG, Secretary, Dir.

By: /s/ Haishuai Liu

HAISHUAI LIU, CFO, CAO, Treasurer, Dir.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on March 26, 2014.

US-Dadi Fertilizer Industry International, Inc.

By: /s/ Haitao Liu

HAITAO LIU, President, CEO

Chairman of the Board, Principal Executive Officer

By: /s/ Shuxia Wang

SHUXIA WANG, Secretary, Dir.

By: Haishuai Liu

HAISHUAI LIU, CFO, CAO, Treasurer, Dir.

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